Exhibit 99.1

Vincerx Pharma Reports Second Quarter 2021 Financial Results and Provides a Corporate Update

First patient dosed in Phase 1b study of VIP152 in MYC-driven relapsed or refractory aggressive lymphomas and advanced solid tumors

Phase 1b dose escalation study of VIP152 in patients with CLL relapsed/refractory to venetoclax and BTK inhibitors on track to initiate in 2H2021

PALO ALTO, California, August 12, 2021 — Vincerx Pharma, Inc. (Nasdaq: VINC), a biopharmaceutical company aspiring to address the unmet medical needs of patients with cancer through paradigm-shifting therapeutics, today reported financial results for the second quarter ended June 30, 2021 and provided a corporate update.

“During the past quarter, we achieved an important milestone in dosing the first patient in our Phase 1b study of VIP152, our selective PTEFb/CDK9 inhibitor, in MYC-driven indications, building upon the compelling signals of monotherapy activity observed in the dose-escalation study and exploratory cohort in double-hit lymphoma,” said Ahmed Hamdy M.D., Chief Executive Officer of Vincerx. “Looking ahead, we intend to continue our strong execution in the clinic with the initiation of our Phase 1 dose escalation study in CLL relapsed/refractory to venetoclax and BTK inhibitors in the second half of this year. Our balance sheet provides us with a solid foundation to continue to execute on our clinical and regulatory goals.”

Recent Highlights

•	Announced first patient dosed in Phase 1b study of VIP152, a potent and selective inhibitor of CDK9, in MYC-driven relapsed or refractory aggressive lymphomas and advanced solid tumors

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Ongoing Phase 1b expansion, first-in-human (FIH) study is in patients with advanced cancer and consists of two expansion arms. Arm 1 will enroll up to 30 patients with relapsed/refractory aggressive lymphoma, including DLBCL, transformed follicular lymphoma, and blastoid mantle cell lymphoma. Arm 2 will enroll up to 40 patients with advanced solid tumors, including patients with ovarian cancer, triple negative breast cancer, castration-resistant neuroendocrine prostate cancer, and any other solid tumor with MYC aberration. All patients must have confirmed MYC overexpression or translocation.

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Presented clinical data in a poster presentation entitled “Safety and efficacy of VIP152, a PTEFb / CDK9 inhibitor, in patients with double-hit lymphoma” at the 2021 American Society of Clinical Oncology (ASCO) Annual Meeting

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Published an article entitled “Changing for the Better: Discovery of the Highly Potent and Selective CDK9 Inhibitor VIP152 Suitable for Once Weekly Intravenous Dosing for the Treatment of Cancer,” in the Journal of Medicinal Chemistry

•	Announced inclusion in the Russell 3000® and Microcap® Indexes

Second Quarter 2021 Financial Results

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Vincerx Pharma ended the second quarter with $85.6 million in cash and cash equivalents, which includes the proceeds from the recent public warrant redemption, compared to $61.8 million at December 31, 2020.

•	Net loss for the second quarter ended June 30, 2021 was $2.0 million, or $0.12 per share, basic and diluted.

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Research and development (R&D) expenses were $10.7 million for the quarter ended June 30, 2021, consisting primarily of $3.0 million in headcount related costs, $3.3 million of outside services in preparation for and support of our clinical trials and $4.4 million in stock-based compensation expense.

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General and administrative (G&A) expenses were $6.7 million for the quarter ended June 30, 2021, consisting primarily of $1.2 million in headcount related costs, $3.3 million of outside services in support of our operations as a public company and $2.2 million in stock-based compensation expense.

About Vincerx Pharma, Inc.

Vincerx Pharma, Inc. (Vincerx) is a clinical-stage life sciences company focused on leveraging its extensive development and oncology expertise to advance new therapies intended to address unmet medical needs for the treatment of cancer. Vincerx has assembled a management team of biopharmaceutical experts with extensive experience in building and operating organizations that develop and deliver innovative medicines to patients. Vincerx’s current pipeline is derived from an exclusive license agreement with Bayer and includes a clinical-stage and follow-on small molecule drug program and a preclinical stage bioconjugation platform, which includes next-generation antibody-drug conjugates and innovative small molecule drug conjugates. For more information, please visit www.vincerx.com.

Cautionary Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, expectations and events, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate” or other comparable terms. All statements other than statements of historical facts included in this press release are forward-looking statements. Forward-looking statements include, but are not limited to: Vincerx’s business model, pipeline, strategy, timeline, product candidates, preclinical and clinical development and results and future capital requirements. Forward-looking statements are neither historical facts nor assurances of future performance or events. Instead, they are based only on current beliefs, expectations and assumptions regarding future business developments, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control.

Actual results, conditions and events may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results, conditions and events to differ materially from those indicated in the forward-looking statements include, but are not limited to: general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the potential effects of the COVID-19 pandemic; risks associated with preclinical or clinical development conducted prior to Vincerx’s in-licensing; failure to realize the anticipated benefits of the business combination with LifeSci Acquisition Corp.; failure to realize the benefits of Vincerx’s license agreement with Bayer; risks related to the rollout of Vincerx’s business and the timing of expected business milestones; changes in the assumptions underlying Vincerx’s expectations regarding its future business or business model; Vincerx’s ability to develop and commercialize product candidates; the availability and uses of capital; the effects of competition on Vincerx’s future business; and the risks and uncertainties set forth in Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC from time to time by Vincerx. Forward-looking statements speak only as of the date hereof, and Vincerx disclaims any obligation to update any forward-looking statements.

Contact Information

Bruce Mackle

LifeSci Advisors, LLC

646-889-1200

bmackle@lifesciadvisors.com

Vincerx Pharma, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$85,623	$61,792
Prepaid expenses	882	1,104
Other current assets	—	214

Total current assets	86,505	63,110
Right-of-use assets	4,217	—
Other assets	415	82

Total assets	$91,137	$63,192

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	1,830	505
Accrued expenses	2,397	—
Lease liability	360	—
License payable	—	5,000
Common stock warrant liabilities	11,097	32,308

Total current liabilities	15,684	37,813
Lease liability, net of current portion	3,858	—

Total liabilities	19,542	37,813

Total stockholders’ equity	71,595	25,379

Total liabilities and stockholders’ equity	$91,137	$63,192

Vincerx Pharma, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share amounts)

	For the three months ended June 30,		For the six months ended June 30,
	2021	2020	2021	2020
Operating expenses:
General and administrative	$6,695	$33	$11,486	$37
Research and development	10,698	—	15,532	—

Total operating expenses	17,393	33	27,018	37

Loss from operations	(17,393)	(33)	(27,018)	(37)

Other income
Change in fair value of warrant liabilities	15,359	—	18,708	—

Total other income	15,359	—	18,708	—

Net loss	$(2,034)	$(33)	$(8,310)	$(37)

Net loss per common share, basic and diluted	$(0.12)	$(0.01)	$(0.55)	$(0.01)

Weighted average common shares outstanding, basic and diluted	16,350	5,009	15,050	4,988